FOR RELEASE                                    CONTACT: Chris Morris
February 18, 2004                                       Senior Vice President
3:05 p.m. Central Time                                  Chief Financial Officer
(972) 258-4525

                 CEC ENTERTAINMENT, INC. REPORTS 2003 EARNINGS;
                          ANNOUNCES 3 FOR 2 STOCK SPLIT

     IRVING, TEXAS - CEC Entertainment, Inc. (NYSE:"CEC") today announced earnings for the fourth quarter and year ended December 28, 2003. The Company also announced that its Board of Directors has declared a three for two stock split in the form of a special stock dividend to be effective and distributable on March 15, 2004. Stockholders will receive one additional share for each two shares of common stock held on the record date of February 25, 2004. The Company will pay cash in lieu of the distribution of fractional shares.

Revenues for the fourth quarter of 2003 increased to $147.4 million from $138.1 million in the fourth quarter of 2002. Net income in the fourth quarter of 2003 increased to $11.8 million from $10.9 million in the same period of 2002. Diluted earnings per share in the fourth quarter of 2003 were $0.45 per share compared to $0.39 in the fourth quarter of 2002.

Revenues for 2003 increased to $654.6 million from $602.2 million in 2002. Net income in 2003 increased to $70.8 million from $69.5 million in 2002. Diluted earnings per share in 2003 were $2.62 per share compared to $2.46 per share in 2002.

Chris Morris, Senior Vice President and Chief Financial Officer stated that, "New store development contributed to a 6.8% increase in revenue and an 8.5% increase in earnings in the fourth quarter. This increase in earnings and an aggressive stock buyback program in 2003 led to a 15.4% increase in diluted earnings per share for the fourth quarter. Comparable store sales decreased 1.4% in the fourth quarter and 0.3% for the year. During 2003, the Company invested capital expenditures totaling $88.4 million, primarily in new and existing stores, and repurchased $82.6 million of treasury stock while increasing outstanding debt by only $2.3 million."

Mr. Morris further added, "Considering relatively strong sales in the first seven weeks of 2004, we expect diluted earnings per share to range from $1.16 to $1.18 in the first quarter of 2004. Additionally, we believe that current analyst consensus estimates of diluted earning per share for the second and third quarters of 2004 of $0.62 and $0.77, respectively, are reasonable and are expecting fourth quarter diluted earnings per share to range from $0.59 to $0.61. Based on this, we expect diluted earnings per share for fiscal year 2004 to range from $3.14 to $3.18. The 2004 fiscal year, as well as the fourth quarter of 2004, will benefit from an additional week of operations compared to the prior year."

Richard M. Frank, Chairman and Chief Executive Officer stated that, "Our strong cash flow enables us to execute our long-term strategies of reinvesting in our core stores, increasing the number of Company stores through new unit development and franchise acquisitions by approximately 10% per year and reducing the number of shares outstanding with our share repurchase plan."

Certain statements in this press release, other than historical information, may be considered forward-looking statements, within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, and is subject to various risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on CEC's operating results, performance or financial condition are its ability to implement its growth strategies, national, regional and local economic conditions affecting the restaurant/entertainment industry, competition within each of the restaurant and entertainment industries, store sales cannibalization, success of its franchise operations, negative publicity, fluctuations in quarterly results of operations, including seasonality, government regulations, weather, school holidays, commodity, insurance and labor costs.

CEC Entertainment, Inc. operates a system of 468 Chuck E. Cheese's restaurants in 48 states, of which 420 are owned and operated by the Company. # # #


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


                                    CEC ENTERTAINMENT, INC.
                                CONDENSED RESULTS OF OPERATIONS

                               (Thousands, except per share date)


                                              Quarter Ended                 Year Ended
                                          ----------------------      ----------------------
                                          12/28/03      12/29/02      12/28/03      12/29/02
                                          --------      --------      --------      --------
Revenues:
      Food and beverage                   $ 99,589      $ 92,439      $433,952      $400,119
      Games and merchandise                 47,111        44,743       217,261       198,466
      Franchise fees and royalties             715           754         3,335         3,188
      Interest income                           34           135            50           428
                                          --------      --------      --------      --------
                                           147,449       138,071       654,598       602,201

Costs and expenses:
      Cost of sales                         68,586        63,056       290,005       266,357
      Selling, general and
         administrative expenses            18,908        20,091        84,701        76,621
      Depreciation and amortization         11,771        10,592        45,109        39,243
      Interest expense                         482           320         1,449         1,201
      Other operating expenses              28,443        26,357       117,657       105,119
                                          --------      --------      --------      --------
                                           128,190       120,416       538,921       488,541

Income before income taxes                  19,259        17,655       115,677       113,660

Income taxes                                 7,472         6,787        44,882        44,134
                                          --------      --------      --------      --------

Net income                                $ 11,787      $ 10,868      $ 70,795      $ 69,526
                                          ========      ========      ========      ========

Earnings per share:
      Basic                               $    .46      $    .39      $   2.67      $   2.50
      Diluted                             $    .45      $    .39      $   2.62      $   2.46

Weighted average
   shares outstanding:
      Basic                                 25,624        27,467        26,436        27,674
      Diluted                               26,446        27,725        26,926        28,175


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

                                       CEC ENTERTAINMENT, INC.
                                 SUPPLEMENTAL FINANCIAL INFORMATION

                                             (Thousands)


                                                   Quarter Ended                Year Ended
                                              ----------------------      ----------------------
                                              12/28/03      12/29/02      12/28/03      12/29/02
                                              --------      --------      --------      --------
Cost of sales:
      Food, beverage and related supplies     $ 18,545      $ 16,763      $ 79,982      $ 73,690
      Games and merchandise                      6,262         5,953        28,234        25,490
      Labor                                     43,779        40,340       181,789       167,177
                                              --------      --------      --------      --------
                                              $ 68,586      $ 63,056      $290,005      $266,357
                                              ========      ========      ========      ========



Number of Company-owned stores:
       Beginning of period                         401           371           384           350
       New                                          14            13            32            32
       Acquired from franchisees                     3                           3             3
       Closed                                                                   (1)           (1)
                                              --------      --------      --------      --------
       End of period                               418           384           418           384
                                              ========      ========      ========      ========

Number of franchised stores:
       Beginning of period                          51            49            50            52
       New                                           1             1             2             1
       Acquired from franchisees                    (3)                         (3)           (3)
       Closed                                       (1)                         (1)
                                              --------      --------      --------      --------
       End of period                                48            50            48            50
                                              ========      ========      ========      ========

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

                                         CEC ENTERTAINMENT, INC.
                                  CONDENSED CONSOLIDATED BALANCE SHEETS
                                    (Thousands, except share amounts)

                                                                           December 28,   December 29,
                                                                               2003           2002
                                                                           ------------   ------------
  ASSETS

  Current assets:
     Cash and cash equivalents...........................................   $   8,067      $  12,214
     Accounts receivable.................................................      13,103         11,270
     Inventories.........................................................      12,491         10,716
     Prepaid expenses....................................................       7,608          5,500
     Deferred tax asset..................................................       1,487          1,319
                                                                            ---------      ---------
        Total current assets.............................................      42,756         41,019
                                                                            ---------      ---------
  Property and equipment, net............................................     536,124        493,533
                                                                            ---------      ---------
  Other assets:
    Notes receivable from related party .................................                      3,825
    Other ...............................................................       1,471          1,326
                                                                            ---------      ---------
                                                                                1,471          5,151
                                                                            ---------      ---------
                                                                            $ 580,351      $ 539,703
                                                                            =========      =========

  LIABILITIES AND SHAREHOLDERS' EQUITY

  Current liabilities:
     Current portion of long-term debt...................................   $     168      $     143
     Accounts payable and accrued liabilities............................      58,736         43,002
                                                                            ---------      ---------
        Total current liabilities........................................      58,904         43,145
                                                                            ---------      ---------
  Long-term debt, less current portion...................................      64,581         62,349
                                                                            ---------      ---------
  Deferred rent..........................................................       5,153          4,086
                                                                            ---------      ---------
  Deferred tax liability.................................................      50,714         38,156
                                                                            ---------      ---------
  Other accrued liabilities..............................................       8,500          4,750
                                                                            ---------      ---------
  Commitments and contingencies

  Redeemable preferred stock.............................................                      2,549
                                                                            ---------      ---------
  Shareholders' equity:
     Common stock, $.10 par value; authorized 100,000,000 shares;
        36,321,275 and 35,669,773 shares issued, respectively ...........       3,632          3,567
     Capital in excess of par value......................................     220,887        201,936
     Retained earnings ..................................................     378,911        308,277
     Accumulated other comprehensive income (loss) ......................         695            (91)
     Less treasury shares of 10,694,945
        and 8,409,169, respectively, at cost.............................    (211,626)      (129,021)
                                                                            ---------      ---------
                                                                              392,499        384,668
                                                                            ---------      ---------
                                                                            $ 580,351      $ 539,703
                                                                            =========      =========
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